Pattern Reports Third Quarter 2025 Financial Results
Delivered Revenue Growth of 46% Year-over-Year, for a Record $640 million in Third Quarter Revenue
Delivered Record NRR of 122% in the Third Quarter, up from 113% in the Prior Year Period
LEHI, UT — November 5, 2025 — Pattern Group Inc. (NASDAQ: PTRN), a leader in accelerating brands on global ecommerce marketplaces leveraging proprietary technology and AI, today announced financial results for the third quarter ended September 30, 2025.
“We are pleased to report that we delivered record results for Revenue, NRR, and Adjusted EBITDA in our first quarter as a public company. We believe our performance demonstrates the power of our intelligence platform to grow across the digital commerce ecosystem,” said Dave Wright, Co-Founder and CEO of Pattern. “The forces reshaping our industry—AI-driven discovery, social engagement, automation, and global logistics innovation—are accelerating faster than ever. Our platform stands at the intersection of intelligence and execution, connecting brands and consumers seamlessly across digital surfaces.”
“I want to thank the entire Pattern team for their hard work and dedication. The results we’ve achieved reflect our team’s relentless commitment to excellence,” concluded Wright.
Third Quarter 2025 Financial Highlights
•Record Revenues of $640 million, up 46% year-over-year.
•Record Net Revenue Retention (“NRR”) of 122%, up from 113% in the prior year period.
•Total Revenue, not attributable to Amazon, was up 81% year over year reaching a record of $47.1 million, driven by continued expansion into new marketplaces and geographies.
•Record International Revenue of $53 million, up 72% year over year, as Pattern scaled brand partners across marketplaces worldwide, with particular strength in Europe, Asia-Pacific and the Middle East.
•Net loss of $59 million, which is inclusive of $92 million in stock based compensation and related taxes as a result of the IPO, compared to net income of $14 million in the prior year period.
•Adjusted EBITDA (non-GAAP) of $41 million, up 88% year-over-year.
•Net cash provided by operating activities for the trailing twelve months (“TTM”) ended September 30, 2025 was $92 million, compared to $67 million in the prior twelve month period.
•Free Cash Flow (non-GAAP) for the TTM period ended September 30, 2025 was $71 million, compared to $49 million in the prior twelve month period.
•Net loss attributable to common stockholders was $223 million, which is inclusive of a $164 million non-cash deemed dividend triggered by the conversion of the Series B Preferred Stock as part of the IPO. The non-cash deemed dividend is inclusive of $231 million for the redemption of Series B Preferred Stock, partially offset by a $67 million adjustment for undeclared Series B Preferred Stock dividends. This resulted in a loss per share of $2.19, based on 101,747,000 average weighted basic and diluted shares outstanding.
See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Financial Outlook
“We are having a record year and are pleased to see the momentum continue. Our guidance reflects success across our three vectors of growth with existing brand partners, as well as traction adding and expanding new brand partners,” commented Jason Beesley, Chief Financial Officer. “Zooming out, based on the midpoint of our Q4 outlook, we anticipate full year 2025 Revenue growth of 37%, coupled with 48% Adjusted EBITDA growth. We have a business model that delivers growth, profits and generates cash; and we operate in a massive space. We believe that is the winning formula for success and our team is executing to drive outsized growth.”

For the fourth quarter 2025, Pattern anticipates:
•Revenues in the range of $680 million to $700 million, representing 32% to 36% growth year over year.
•Adjusted EBITDA (non-GAAP) in the range of $38 million to $40 million, representing 44% to 48% growth year over year.
See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures.
Conference Call, Webcast, and Other Information
Pattern will host a conference call and live webcast to discuss its third quarter 2025 financial results at 3:00 p.m. Mountain Time today, November 5, 2025. A live webcast of the call can be accessed from Pattern’s investor relations website at https://investors.pattern.com/. An archived version of the webcast will be available from the same website after the call.
About Pattern
Pattern accelerates brands on global ecommerce marketplaces leveraging proprietary technology and AI. Utilizing more than 46 trillion data points, sophisticated machine learning and AI models, Pattern optimizes and automates all levers of ecommerce growth for global brands, including advertising, content management, logistics and fulfillment, pricing, forecasting and customer service. Hundreds of global brands depend on Pattern’s ecommerce acceleration platform every day to drive profitable revenue growth across 60+ global marketplaces—including Amazon, Walmart.com, Target.com, eBay, Tmall, TikTok Shop, JD, and Mercado Libre.
Forward-Looking Statements
This press release and corresponding presentation contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the Company’s future performance, growth, opportunities, profitability, cash flows, future offerings and their effectiveness, anticipated momentum, growth of our new and existing brand partners, investments, business strategies, market position, macro environment, impacts of trade policies, potential supply chain disruptions, price increases, market trends, consumer sentiment, and our ability to navigate the same; financial guidance regarding revenues, revenue growth, adjusted EBITDA, adjusted EBITDA growth, and other financial items; and statements involving timing, beliefs or assumptions underlying any of the foregoing. You should not place any undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof.
Forward-looking statements are inherently difficult to predict. Actual results could differ materially for a number of reasons, including but not limited to those related to the Company’s relatively limited operating history which makes it difficult to evaluate the Company’s business and prospects, the market for the Company’s product or service offerings developing slower or differently than expected; any difficulties we may experience with brand partners, marketplaces, sourcing of products, accessing and utilizing marketplace data, responding to technological advancement, attracting/retaining key employees, forecasting consumer demand, maintaining customer satisfaction, optimizing operations, driving traffic to our products; any difficulties with our infrastructure, fulfillment partners, supply chain, payment processors, data storage, data processing, shipping, insurance, competition, macroeconomic factors, tariffs or trade policies, global or political conflict, exchange rates, or any inability to sustain profitable growth. Other risks and uncertainties include, among others, any problems with product or tool integration, protection of our intellectual property, cyber-attacks or data breaches affecting us, adverse tax, compliance, regulatory or legal developments, lawsuits or claims, and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our final prospectus filed with the Securities and Exchange Commission ("SEC") on September 19, 2025, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, to be filed with the SEC, and in our subsequent filings with the SEC.

Media Contact:
Tom Cook
Global Communications
press@pattern.com

Investor Contact:
Whitney Kukulka
The Blueshirt Group
investors@pattern.com

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, expect per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2025	2024	2025
Revenues	$439,395	$639,655	$1,280,696	$1,778,211
Operating expenses:
Cost of goods sold	248,959	356,132	719,845	1,002,065
Operations, general and administrative	86,124	177,936	243,668	381,704
Sales and marketing	82,587	141,182	240,425	358,402
Research and development	4,071	24,584	12,700	36,682
Total operating expenses	421,741	699,834	1,216,638	1,778,853
Operating income (loss)	17,654	(60,179)	64,058	(642)
Stock amendment expense	—	(32,676)	—	(32,676)
Interest income, net	1,714	1,855	4,530	5,060
Other expense, net	(8)	(291)	(1,605)	(420)
Income (loss) before income taxes	19,360	(91,291)	66,983	(28,678)
Provision (benefit) for income taxes	5,164	(32,232)	17,330	(16,202)
Net income (loss)	$14,196	$(59,059)	$49,653	$(12,476)
Adjustments to net income (loss) attributable to common stockholders	$5,953	$163,931	$18,820	$172,853
Net income (loss) attributable to common stockholders	$8,243	$(222,990)	$30,833	$(185,329)

Net earnings (loss) per share attributable to common stockholders:
Basic and Diluted	$0.09	$(2.19)	$0.34	$(1.96)

Weighted-average common shares outstanding:
Basic and Diluted	90,773	101,747	90,773	94,350

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2024	2025
Cash flows from operating activities:
Net income (loss)	$49,653	$(12,476)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,864	12,547
Stock-based compensation	—	84,700
Stock amendment expense	—	32,676
Deferred income taxes	—	(15,958)
Other	—	1,751
Changes in operating assets and liabilities:
Accounts receivable, net of allowance	8,924	787
Inventory	(25,327)	(4,789)
Prepaid expenses and other current assets	(991)	(18,814)
Other non-current assets	(2,011)	(1,121)
Operating leases, net	(57)	167
Accounts payable	27,738	6,168
Accrued expenses	3,795	11,342
Other liabilities	(3,701)	(6,067)
Net cash provided by operating activities	68,887	90,913
Cash flows from investing activities:
Purchases of property and equipment	(14,052)	(15,200)
Proceeds from the sale of property and equipment	—	8
Net cash used in investing activities	(14,052)	(15,192)
Cash flows from financing activities:
Proceeds from sale of Common Stock, net of issuance costs	—	135,029
Payment of taxes withheld upon vesting of restricted stock	—	(73,116)
Other	—	(319)
Net cash provided by financing activities	—	61,594
Effect of exchange rates on cash and cash equivalents	1,643	(127)
Net change in cash and cash equivalents	56,478	137,188
Cash and cash equivalents at beginning of the period	127,233	175,615
Cash and cash equivalents at end of the period	$183,711	$312,803

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, expect per share data)

	December 31, 2024	September 30, 2025
Assets
Current Assets:
Cash and cash equivalents	$175,615	$312,803
Accounts receivable, net of allowance	106,926	106,139
Inventory	264,103	268,892
Prepaid expenses and other current assets	11,438	30,251
Total current assets	558,082	718,085
Property and equipment, net	35,035	39,320
Intangible assets, net	6,906	3,509
Goodwill	25,938	25,938
Operating lease right-of-use assets	27,877	28,598
Other non-current assets	10,584	27,659
Total assets	$664,422	$843,109
Liabilities, Convertible Preferred Stock and Stockholders' Equity
Current Liabilities:
Accounts payable	$211,558	$217,404
Accrued expenses	37,845	49,187
Operating lease liabilities, current	8,030	9,649
Other current liabilities	266	2,782
Total current liabilities	257,699	279,022
Operating lease liabilities, non-current	22,095	21,363
Other non-current liabilities	5,303	1,351
Total liabilities	285,097	301,736
Convertible Preferred stock, $0.001 par value: 28,972 and no shares authorized; 28,966 and no shares issued and outstanding, respectively;	270,601	—
Stockholders' equity:
Series A Common stock, $0.001 par value: no and 2,200,000 shares authorized, respectively; no and 154,416 shares issued and outstanding, respectively	—	154
Series B Common stock, $0.001 par value: no and 100,000 shares authorized, respectively; no and 21,703 shares issued and outstanding, respectively	—	22
Common stock, $0.001 par value: 140,287 and no shares authorized, respectively; 3,799 and no shares issued and outstanding, respectively	4	—
Preferred stock, $0.001 par value: 88,869 and 200,000 shares authorized; 86,792 and no shares issued and outstanding, respectively	86	—
Additional paid-in capital	2,764	542,309
Accumulated other comprehensive loss	(985)	(1,112)
Retained earnings	106,855	—
Total stockholders' equity	108,724	541,373
Total liabilities, convertible preferred stock and stockholders' equity	$664,422	$843,109

Supplemental Operational Data
We measure our business using both financial and operating metrics to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies and monitoring our business.
NRR is an important metric to measure the long-term value of our brand partner relationships. In any given period, we calculate NRR by comparing total revenue attributable to all existing brand partners in the current trailing 12-month period to that of the previous trailing 12-month period. This metric, expressed as a percentage, provides valuable insight into the accelerated growth delivered through our platform, the effectiveness of our brand expansion strategies and our ability to deepen relationships with existing brand partners. For the purpose of our NRR calculation, we only include brand partners that, as of the measurement date, have been with Pattern for more than twelve months since we first generated over $1,000 in revenue attributable to such brand partner. Additionally, for those existing brand partners that, as of the measurement date, have been with Pattern for more than twelve full months but less than 24 full months since we first generated over $1,000 in revenue attributable to such brand partner, we only include current period revenue for the corresponding months in the current period for which the brand partner had attributable revenue in the previous period.
Non-GAAP Financial Measures
We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted EBITDA and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.
We calculate forward-looking non-GAAP financial measures, such as Adjusted EBITDA, based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward-looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
We calculate Adjusted EBITDA, a non-GAAP financial measure, as net income (loss) excluding depreciation and amortization; interest income (expense), net; provision (benefit) from income taxes; share-based compensation expense and related taxes; the Founder Preferred Stock Amendment charge; indirect initial public offering costs; and other recurring and nonrecurring items that we do not consider representative of our underlying operations. We believe it is useful to exclude non-cash charges, such as depreciation and amortization and share-based compensation expense from our Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude interest income (expense), net; provision (benefit) from income taxes; and other items that are not components of our core business operations. Non-GAAP financial measures such as Adjusted EBITDA should not be considered in isolation or as an alternative to net income (loss) or any other measure of financial performance calculated and prescribed in accordance with GAAP. In addition, Adjusted EBITDA may not be comparable to similarly titled measures in other organizations because other organizations may not calculate Adjusted EBITDA in the same manner as we do, thus limiting its usefulness as a comparative measure.
Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities reduced by purchases for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations. We define trailing twelve months (“TTM”) free cash flow as net cash provided by operating activities less capital expenditures for the most recent twelve consecutive months.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following table provides a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2025	2024	2025
Net income (loss)	$14,196	$(59,059)	$49,653	$(12,476)
Add (deduct):
Depreciation and amortization	3,825	4,262	10,864	12,547
Interest income, net	(1,714)	(1,855)	(4,530)	(5,060)
Provision (benefit) for income taxes	5,164	(32,232)	17,330	(16,202)
Other:
Share-based compensation and related taxes(1)	—	91,708	—	91,708
Stock amendment expense(2)	—	32,676	—	32,676
Indirect initial public offering costs	360	5,235	421	6,477
Other	—	319	—	319
Adjusted EBITDA	$21,831	$41,054	$73,738	$109,989
_________________
(1)Share-based compensation and related taxes include compensation expense for both stock and cash settled restricted stock units and the related employer taxes.
(2)Stock amendment expense represents a non-cash expense associated with the filing and effectiveness of our amended and restated certificate of incorporation in August 2025, which modified the terms of the Founder Voting and Non-Voting Preferred Stock (“the Founder Preferred Stock”). The amendment to the conversion terms represented a non-pro rata distribution to the Founder Preferred Stockholders. As a result, the Company recognized a non-cash expense for the incremental fair value conveyed through the amended terms. This expense was specific to the amendment of the Founder Preferred Stock and is not expected to recur in future periods.
The following table provides a reconciliation of net cash provided by operating activities to free cash flow:

	Last Twelve Months Ended September 30,
(in thousands)	2024	2025
Net cash provided by operating activities	66,509	92,373
Purchases of property and equipment	(17,923)	(21,598)
Free cash flow	$48,586	$70,775